UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): April 13, 2005



                              EAGLE BROADBAND, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)



                                      TEXAS
                                      -----
                 (State or other jurisdiction of incorporation)



             001-15649                               760494995
             ---------                               ---------
      (Commission File Number)             (I.R.S. Employer Identification No.)



                 101 Courageous Drive, League City, Texas 77573
                 ----------------------------------------------
          (Address of principal executive offices, including zip code)




                                 (281) 538-6000
                                  -------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act.
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act.
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         Effective April 13, 2005, the Board of Directors appointed David Micek as president and chief executive officer to replace David Weisman who is pursuing other interests. Mr. Micek has served as chief operating officer of the Company since November 2004. Mr. Micek has not been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-K between the Company and himself. Mr. Micek will continue to work under the terms of his current employment agreement. However, it is expected that the Company will enter into a new employment agreement with Mr. Micek to reflect his new position with the Company.

         Jim Reinhartsen, a member of the Board of Directors since November 2002, will assume the role of chairman of the Board, and Mr. Weisman will continue to serve as a Board member.

Item 9.01.     Financial Statements and Exhibits

         (a) Financial Statements of Business Acquired.

             Inapplicable.

         (b) Pro Forma Financial Information.

             Inapplicable.

         (c) Exhibits

         Exhibit Number           Exhibit Description

         99.1 Press Release dated April 15, 2005, announcing Mr. Weisman's departure and Mr. Micek's and Mr. Reinhartsen's appointments.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              EAGLE BROADBAND, INC.



                              By:  /s/ DAVID MICEK
                              -----------------------
                              Chief Executive Officer






DATE: April 15, 2005

                              EXHIBIT INDEX

Exhibit Number         Exhibit Description

99.1                   Press Release dated April 15, 2005 announcing Mr.
                       Weisman's departure and Mr. Micek's and Mr. Reinhartsen's appointments.